COMMERCIAL LEASE RENEWAL AGREEMENT

This Commercial Lease Renewal Agreement (the "Agreement") is entered into as of March 1st, 2008 (the "Effective Date"), by and between **MCC MERIDIAN CAPITAL CORP.** with offices at Suite 2400 – 650 West Georgia Street, Vancouver, BC V6B 4N7 Canada ("MCC" or the "Landlord"), and **WORDLOGIC CORPORATION** with offices at Suite 2400 – 650 West Georgia Street, Vancouver, BC V6B 4N7 Canada ("WordLogic" or the "Tenant"). MCC and WordLogic may be referred to individually as a "Party" or collectively as the "Parties".

WHEREAS, MCC is the Original Tenant of certain premises (the "Premises") known as Suite 2400 at 650 West Georgia Street, Vancouver, BC V6B 4N7 Canada;

WHEREAS WordLogic occupies all of the rentable office space at the same address;

WHEREAS the Parties agree that is appropriate to pay rental fees to MCC for office space provided by them;

WHEREAS pursuant to an agreement made between MCC and WordLogic as of March 1st, 2004, the Landlord agreed to lease to the Tenant the Premises on the terms and conditions set out in the Commercial Lease Agreement;

WHEREAS MCC and WordLogic wish to renew the term of the Commercial Lease Agreement for another 2 years under the terms and conditions hereinafter set forth;

THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, the Parties agree as follows:

1. **Property.** The Landlord agrees to lease to the Tenant for the term of this Agreement the Premises comprising of approximately 3,561 square feet of fully furnished office space known as Suite 2400 at 650 West Georgia Street, Vancouver, BC V6B 4N7.
2. **Lease Term.** The Landlord and the Tenant hereby agree on the term of the Lease for a period of two (2) years commencing on March 1st, 2008 and expiring on February 28, 2010, on and subject to the terms of this Agreement (the "Term").
3. **Rent.** Commencing on March 1st, 2008 (the "Effective Date"), the Tenant will pay to the Landlord Monthly Rent of $12,065.86 + GST for the first six months and $13,846.36 + GST for the rest of the Term in respect of the Premises. The Monthly Rent will be payable by cheque in advance, on the first day of each calendar month during the period.

In addition it is agreed:

4. The Tenant acknowledges and agrees that the Landlord is providing the Premises to the Tenant on an "as is" basis and that the Landlord will not be required to perform any work or provide any materials or services in respect of the Premises whatsoever.
5. The Tenant shall not lease, sublease or assign the premises without the prior written consent of the Landlord.
6. The Tenant agrees to occupy the Premises and shall keep the same in good condition, reasonable wear and tear expected, and shall not make any alterations to the Premises.
7. Tenant shall, upon termination of this agreement, vacate and return the Premises to the Landlord.
8. In a dispute between the Landlord and the Tenant which gives rise to any action in court, the losing party will pay the court costs and reasonable attorney fees of the successful party.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized representatives as of the Effective Date.

MCC MERIDIAN CAPITAL CORP.		**WORDLOGIC CORPORATION**	
By:	Frank Evanshen, CEO	By:	Darrin McCormack, CFO
Signature:		Signature:	
Date:	March 1st, 2008	Date:	March 1st, 2008